UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2024

VERSUS SYSTEMS INC.
(Exact name of registrant as specified in its charter)

British Columbia	001-39885	46-4542599
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2900 – 500 Burrard Street Vancouver BC V6C 0A3 Canada
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (604) 639-4457

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	VS	The Nasdaq Capital Market
Unit A Warrants	VSSYW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, on October 7, 2024, Versus Systems Inc. (the “Company”) entered into a Business Funding Agreement (the “Funding Agreement”) with ASPIS Cyber Technologies, Inc. (“ASPIS”), pursuant to which ASPIS agreed to make a $2,500,000 investment in the Company. ASPIS, an affiliate of the Company’s largest shareholder—Cronus Equity Capital Group, LLC (“CECG”)—is a cloud-based mobile endpoint cyber security technology company for anti-tapping and anti-hacking within the government, finance, gaming and social media sectors. CEGC holds approximately 39.5% of the outstanding common shares of the Company based on the amount of Company common shares issued and outstanding as of August 12, 2024, without regard to the transactions described in this Current Report on Form 8-K. As previously disclosed in our Current Report on Form 8-K filed with the Securities and Exchange Commission on October 15, 2024, an individual who has an affiliation with CEGC also has an affiliation with ASPIS and one of the Company’s directors is a shareholder of ASPIS and serves on the board of directors of ASPIS.

Pursuant to the Funding Agreement and effective as of such date (the “Initial Funding Date”) as agreed upon by ASPIS and the Company, ASPIS delivered to the Company $500,000 (the “Initial Investment Amount”) (with the remaining $2,000,000 to be delivered on or before November 15, 2024, pursuant to the terms of the Funding Agreement, such aggregate $2,500,000, the “Investment Amount”), and effective October 16, 2024, the Company issued to ASPIS a senior convertible promissory note (the “Note”) in the principal amount of the Investment Amount (or such lesser amount if less is funded; such actually funded amount, the “Funded Amount”) that provides for, upon approval (the “Shareholder Approval”) by the Company’s shareholders of the Conversion (as defined below) and the Company’s redomiciling to Delaware at the Company’s annual shareholders meeting expected to be held in December 2024, if received, automatic conversion (the “Conversion”) of the Funded Amount plus, at ASPIS’s option, any accrued and unpaid interest thereon, into units (“Units”) of the Company, each equal to (a) one common share (“Common Share”) of the Company and (b) a warrant (each, a “Warrant,” and collectively, the “Warrants”) to purchase one-half of one Common Share at a purchase price of $4.00 per one whole share, exercisable for five (5) years, at a conversion rate (the “Conversion Rate”) of $1.16, equal to the greater of (1) a prior five-day volume weighted average price of the Common Shares based on the Initial Funding Date and (2) $1.16 per share; provided, however, that if the Conversion would result in the issuance of a fractional share, the Company would pay ASPIS an amount in cash equal to the product of the then-purchase value of one Common Share and such fraction, unless such amount is less than $10.00.

Also pursuant to the Funding Agreement, effective October 16, 2024, the Company and ASPIS entered into a subscription agreement (the “Subscription Agreement”) pursuant to which ASPIS agreed to purchase from the Company and the Company agreed to sell to ASPIS the Note, the Units issuable upon the Conversion, the Common Shares and Warrants issuable upon the Conversion and the Common Shares issuable upon exercise of the Warrants (collectively, the “Securities”). The Subscription Agreement contains customary risk factors and representations and warranties and indemnification obligations of ASPIS and the Company and includes a form of Warrant.

Assuming the Company receives the Shareholder Approval and the full Investment Amount is funded, ASPIS would receive upon the Conversion 2,155,172 Common Shares and warrants to purchase an additional 1,077,586 shares. Upon the Conversion, ASPIS would hold approximately 43.6% of the outstanding Common Shares of the Company, based on the amount of Common Shares issued and outstanding as of August 12, 2024 plus the 2,155,172 Common Shares issuable upon the Conversion and the 2023 Common Warrant Common Shares (as hereinafter defined). This percentage does not account for shares issuable upon exercise of the Warrants or ASPIS’s option under the Note to convert any accrued and unpaid cash interest on the Note into Units, which would result in additional shares issuable to ASPIS.

The Subscription Agreement and form of Warrant will be filed as exhibits to the Company’s next Quarterly Report on Form 10-Q and are incorporated herein by reference. The foregoing descriptions of the Subscription Agreement and form of Warrant and the transactions contemplated thereby are qualified in their entirety by reference to the full text of the Subscription Agreement and form of Warrant.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

The Note bears interest at a rate of ten percent (10%) per annum and, unless the Conversion occurs, shall become fully due and payable on the first anniversary (the “Maturity Date”) of the issuance thereof. Interest on the Note may be paid in cash at the option of ASPIS. If the Company fails to redomicile to Delaware permitting the Conversion, the Note would no longer be convertible and would be due and payable on the Maturity Date. If any of the following events occur, the Note would accelerate and all principal and unpaid accrued interest would become due and payable: (A) the Company defaults under the Funding Agreement, (B) action is taken to terminate the existence of the Company, (C) the Company takes certain actions regarding continuing to carry on its business, bankruptcy or insolvency or an assignment or bulk sale of the Company’s assets without ASPIS’s approval or makes certain arrangements with its creditors or (D) if certain processes become enforceable or are enforced against the Company to take possession, custody or control of any Company property. The Company may not issue new indebtedness ranking senior to the Note while the Note is outstanding.

The Note will be filed as an exhibit to the Company’s next Quarterly Report on Form 10-Q and is incorporated herein by reference. The foregoing description of the Note and the transactions contemplated thereby is qualified in its entirety by reference to the full text of the Note.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

The sale and issuance of the Securities will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder as a transaction by an issuer not involving a public offering or pursuant to an exemption to an offering of securities in an offshore transaction to persons who are not U.S. persons pursuant to Rule 903 of Regulation S under the Securities Act. ASPIS has represented that it is an “accredited investor,” as that term is defined in Rule 501(a) of the Securities Act, or is not a U.S. person pursuant to Rule 903 of Regulation S under the Securities Act, and that ASPIS intends to acquire the Securities solely for its own account for investment purposes and not with a view to, or for, resale, distribution or fractionalization thereof.

Item 8.01 Other Events.

As previously discussed, on October 17, 2023, the Company consummated a public offering of warrants (the “2023 Common Warrants”) to purchase one Common Share each at a purchase price of $3.68 per Common Share (as adjusted to reflect the Company’s one-for-sixteen reverse stock split effective December 28, 2023). On October 16, 2024, 240,490 of the 2023 Common Warrants were exercised, resulting in an issuance of 240,490 Common Shares (the “2023 Common Warrant Common Shares”) and proceeds to the Company of $885,003.20.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements”. Statements in this Current Report on Form 8-K which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, outlook, expectations or intentions regarding the future. It is important to note that actual outcomes and the Company’s actual results could differ materially from those in such forward-looking statements. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others: uncertainty whether the Company’s plan to regain compliance with Nasdaq Listing Rule 5550(b)(1) will be accepted or, if accepted, whether the Company will regain compliance with such rule within the timelines required by Nasdaq, failing which, the Company’s securities will be delisted by Nasdaq; uncertainty whether the Company would appeal any delisting notice or whether any such appeal would be successful, failing which, the Company’s securities will be delisted by Nasdaq; the risk that delisting of the Company’s securities may have a material adverse effect on the Company’s share liquidity and trading price and on the Company’s ability to obtain financing and continue its business; whether the Company will realize long-term benefits and synergies from the partnership with ASPIS; and the risk of changes in business strategy or plans. Readers should also refer to the risk disclosures outlined in the Company’s quarterly reports on Form 10-Q, the Company’s annual reports on Form 10-K, and the Company’s other disclosure documents filed from time-to-time with the Securities and Exchange Commission at www.sec.gov and the Company’s interim and annual filings and other disclosure documents filed in Canada from time-to-time under the Company's profile on SEDAR+ at https://www.sedarplus.ca.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERSUS SYSTEMS INC.

Date: October 22, 2024	By:	/s/ Curtis Wolfe
	Name:	Curtis Wolfe
	Title:	Interim Chief Executive Officer

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